Exhibit 99.1

Rexnord Corporation’s Stockholders Approve PMC Business Combination with Regal Beloit Corporation

MILWAUKEE, WI, September 1, 2021 – Rexnord Corporation (NYSE: RXN) (“Rexnord”) today announced that its stockholders voted to approve1 the previously announced combination of Rexnord’s Process & Motion Control (“PMC”) Business with Regal Beloit Corporation (“Regal”) in a Reverse Morris Trust transaction (the “Transaction”) at the special meeting of stockholders (the “Special Meeting”) held earlier today.

Commenting on the Special Meeting, Rexnord Chairman, President and CEO, Todd Adams, said “we are pleased with our stockholders’ strong support for the value creation opportunity this transaction brings from the enhanced scale and significant growth opportunities created by the merger of our PMC segment with Regal as well as our standalone Water Management business, Zurn Water Solutions, that is well positioned to continue to drive differentiated growth through our water solutions for health, human safety and the environment.”

As previously announced, the consummation of the Transaction is expected to occur early in the fourth quarter of 2021, subject to the satisfaction of the remaining closing conditions.

About Rexnord

Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,800 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.

About Regal

Regal Beloit Corporation (NYSE: RBC) is a global leader in the engineering and manufacturing of electric motors and controls, power generation, and power transmission products, serving customers throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

Regal is comprised of four operating segments: Commercial Systems, Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalBeloit.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” including statements regarding the anticipated timing and benefits of the transactions with Regal. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on Rexnord’s current expectations and beliefs concerning future developments and their potential effects, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Rexnord) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the Transaction; the inability to recognize the anticipated benefits of the Transaction, including the failure of other closing conditions; and costs related to the Transaction. Except as required by law, Rexnord does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

1 Final voting tallies from the Special Meeting are subject to certification by Rexnord’s inspector of elections, and will be included in Rexnord’s report on Form 8-K to be filed with the Securities and Exchange Commission.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the Transaction, Regal has filed with the Securities and Exchange Commission (“SEC”), a Registration Statement on Form S-4 (Reg. No. 333-255982) containing, and we have filed with the SEC, a proxy statement/information statement/prospectus relating to the Transaction. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS (AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT REXNORD, REGAL AND THE TRANSACTION. A definitive proxy statement has been sent to stockholders of Rexnord seeking approval of the Transaction. The documents relating to the Transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting us by written request to Rexnord Corporation, Investor Relations, 511 Freshwater Way, Milwaukee, WI 53204, or by calling (414) 643-3739 or upon written request to Regal Beloit Corporation, Investor Relations, 200 State Street, Beloit, WI 53511 or by calling (608) 364-8800.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Investor Relations:
Mark Peterson – Chief Financial Officer
414-223-1609
mark.peterson@zurn.com

Media Relations:
Angela Hersil. Director – Corporate Communications
855-480-5050
Corporate.Communication@rexnord.com